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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-181475 on Form S-4 of DTS, Inc. of our report dated March 14, 2012 relating to our audits of the December 31, 2011 and 2010 consolidated balance sheets of SRS Labs, Inc. and Subsidiaries (collectively the "Company"), the Company's consolidated income statements, statements of stockholders' equity, and statements of cash flows for each of the years in the three-year period ended December 31, 2011, the Company's financial statement Schedule II for the years ended December 31, 2011, 2010, and 2009 and the Company's internal control over financial reporting as of December 31, 2011 appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "The Mergers—Certain Financial Forecasts Utilized by SRS in Connection with the Merger—Important Information about the Financial Forecasts" and "Experts" in such proxy statement/prospectus.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
June 15, 2012

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  Exhibit 23.5